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                                                                    EXHIBIT 10.1


                          CHANGE IN CONTROL AGREEMENT
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This Change in Control Agreement ("Agreement") is entered into as of the 9th day of May, 2001, by and between [NAME], an individual ("Executive"), and BarPoint.com, Inc., a Florida corporation, having its principal place of business at 2200 SW 10th Street, Deerfield Beach, Florida 33442 ("Company").

                                   RECITALS
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WHEREAS, Executive is a key employee of Company serving in the capacity of
[TITLE]; and

WHEREAS, the Company desires to provide certain protection to Executive in the event of a change in control or potential change in control of the Company in order to induce Executive to remain in the employ of the Company notwithstanding the risks and uncertainties created by a potential change in control of the Company.

                                   AGREEMENT
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NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.  Term.  The Term of this Agreement shall commence as of the date first set
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forth above and shall continue until the earlier of: (a) the date that Executive ceases to be an employee of the company, for any reason; (b) the expiration date of Executive's employment agreement with the Company if Executive has such a written agreement with the Company on the date of this Agreement; or (c)
December 31, 2003 ("Expiration Date"); provided, however, any rights and benefits accruing to Executive under Section 2 of this Agreement prior to or upon the Termination Date shall survive termination of the Agreement and be binding and fully enforceable against the Company and any Successor (as described in Section 4).

2.  Change in Control/Rights.
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(a)  Rights Upon Change in Control.  If, during the Term of this Agreement, the
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Executive's employment with the Company terminates within one (1) year after the date on which a Change in Control of the Company occurs (the "Termination
Date"), either by the Company without Cause or by the Executive for Good Reason then:

     (i) the Company shall pay to the Executive all base salary, benefits, expenses and bonuses that have accrued on a pro-rata basis under the terms of the BarPoint.com Annual Incentive Plan or its duly authorized successor plan ("Bonus") but have not been paid as of the Termination Date; and

     (ii) the Company shall continue to pay to the Executive his or her base salary, bonuses and benefits that would have otherwise been payable to Executive had he or she remained continuously employed by Company for the longer of:

               (ww) a period of one (1) year after the Termination Date; or

               (xx) the balance of the term of Executive's then-existing written employment agreement with Company, if Executive has such a written agreement with Company on the date of a Change in Control, said base salary, pro-rata Bonus and benefits to be payable at the greater of:
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               (yy) the same level of base salary, bonuses and benefits that the
               Executive was receiving from the Company immediately prior to the Termination Date; or

               (zz) the amounts required to be paid pursuant to the written employment agreement for the relevant time period, if Executive has such a written agreement with Company on the date of a Change in Control; and

     (iii) the exercise term of any options to purchase shares of the common stock of the Company held by the Executive which are outstanding as of the Termination Date shall be extended for a period of the longer of:

               (aa) one (1) year after the Termination Date; or

               (bb) the balance of the term of Executive's then-existing written employment agreement with Company, if Executive has such a written agreement with Company on the date of a Change in Control.

(The foregoing items (i), (ii), and (iii) are referred to collectively as the "CIC Payments."). CIC Payments shall be paid at the same interval as payments were made to Executive immediately prior to the Termination Date unless Executive elects to receive all CIC Payments in the form of a lump sum, which lump sum shall be payable either by the Company or the Company's successor (as the case may be) within thirty (30) days after the Termination Date.

(b)  Definitions.  For purposes of this Agreement, the following terms shall
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have the meanings indicated:

          (i) "Cause" shall have the same meaning as indicated in the
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Executive's then-existing employment agreement with the Company, or, if no employment agreement exists, then "Cause" shall mean (1) repeated violations by the Executive of the Executive's duties which are demonstrably willful and deliberate on the Executive's part and which are not remedied in a reasonable period of time after receipt of written notice from the Company to the Executive; (2) an act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company, (3) misappropriation of any funds or property of the Company; (4) gross mismanagement of the assets of the Company; (5) being under the habitual influence of alcohol or narcotics while on duty; or (6) the conviction of the Executive of a felony crime.

          (ii) "Good Reason" shall have the same meaning as indicated in the
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Executive's then-existing employment agreement with the Company, or, if no employment agreement exists, then "Good Reason" shall mean:

               (vv) the assignment to the Executive of duties inconsistent with the Executive's position, authority, duties or responsibilities to the Company, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (ww) any requirement of relocation outside a twenty-five (25) mile radius from [CURRENT OFFICE LOCATION];

               (xx) any reduction in compensation and/or failure by the Company to pay or provide to the Executive his or her base salary, bonuses and/or benefits other than an
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     isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

           (yy) any failure by the Company to comply with and satisfy Section 4 of this Agreement.

In the case of clauses (vv) - (yy) above, the Executive may elect to immediately terminate his or her employment and Company or Company's successor (as the case may be), shall pay to the Executive the CIC Payments in the manner and for the periods set forth in Section 2(a).

     (iii)  "Change in Control" shall be deemed to occur when, or upon:

               (ww) Approval by the shareholders of the Company of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or

               (xx) Individuals who, as of the date on which this Agreement is executed, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date on which this Agreement was executed, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;

               (yy) The acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of beneficial ownership (within the meaning of Rule 13-d promulgated under the Securities Exchange Act, of 40% or more of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by (1) a group whose primary persons are members of the Rothschild family; (2) the Company or its Subsidiaries, (3) any person, entity or "group" that as of the date on which this Agreement is executed owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (4) any employee benefit plan of the Company or its Subsidiaries; or

               (zz) The date immediately prior to the date on which the Executive's employment with the Company is terminated prior to the date determined in paragraph 2(b)(iii)(ww), (xx) or (yy) above, provided it is reasonably demonstrated that such termination (1) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control as defined in
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               paragraph 2(b)(iii)(ww), (xx) or (yy) above or (2) otherwise arose in connection with or anticipation of a Change in Control as defined in paragraphs 2(b)(iii)(ww), (xx) or (yy) above.

3.  Certain Reduction of Payments by the Company.
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          (a)  Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive in the nature of compensation, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to excise tax because of
Section 280G of the Internal Revenue Code ("Code"), then at Executive's option the aggregate present value of amounts payable or distributable to or for the benefit of the Executive pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be subject to excise tax because of Section 280G of the Code. Anything to the contrary notwithstanding, if the Reduced Amount is zero and it is determined further that any Payment which is not an Agreement Payment would nevertheless be subject to excise tax because of Section 280G of the Code, then at Executive's option the aggregate present value of Payments which are not Agreement Payments shall also be reduced (but not below zero) to an amount expressed in present value which maximizes the aggregate present value of Payments without causing any Payment to be subject to excise tax because of Section 280G of the Code. For purposes of this Section 3, present value shall be determined in accordance with
Section 280G(d)(4) of the Code.

          (b) All determinations required to be made under this Section 3 shall be made by Deloitte & Touche, LLP or, at the Executive's option, any other nationally or regionally recognized firm of independent public accountants selected by the Executive and approved by the Company, which approval shall not be unreasonably withheld or delayed (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of the date of termination of the Executive's employment or such earlier time as is requested by the Company and an opinion to the Executive that he has substantial authority not to report any excise tax on his Federal income tax return with respect to any Payments. Any such determination by the Accounting Firm shall be binding upon the Company and the Executive. The Executive shall determine which and how much of the Payments shall be eliminated or reduced consistent with the requirements of this Section 3, provided that, if the Executive does not make such determination within ten business days of the receipt of the calculations made by the Accounting Firm, the Company shall elect which and how much of the Payments shall be eliminated or reduced consistent with the requirements of this Section 3 and shall notify the Executive promptly of such election. Within five business days thereafter, the Company shall pay to or distribute to or for the benefit of the Executive such amounts as are then due to the Executive under this Agreement. All fees and expenses of the Accounting Firm incurred in connection with the determinations contemplated by this Section 3 shall be borne by the Company.

          (c) As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Payments will have been made by the Company which should not have been made ("Overpayment") or that additional Payments which will not have been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against the Executive which the Accounting Firm believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Executive shall be treated for all purposes as a loan ab initio
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to the Executive which the Executive shall repay to the Company within one (1)
year together with interest at the applicable federal rate provided for
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in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Executive to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and
Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

4.  Successors.  The Company shall cause any successor(s) to the Company
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(whether direct or indirect, and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to assume the obligations of the Company under this Agreement and shall cause such successor(s) to perform the Company's obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession.

5.  Withholding.  The Company may withhold from any amounts payable under this
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Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

6.  Amendment of Employment Agreement.  If on the date of this Agreement
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Executive has a written employment agreement with the Company, this Agreement
shall be construed as an amendment thereof.   If such employment agreement
contains express provisions concerning "Change in Control", this Agreement shall be deemed to supercede and replace all such provisions.

7.  Miscellaneous.  This Agreement shall not be amended or modified except by a
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writing signed by both parties.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to principles of conflicts of laws. All notices hereunder shall be in writing and shall be deemed given upon personal delivery or when sent by certified mail, postage prepaid, return receipt requested, at the address first set forth above. A party may change such address for notice upon written notice given in accordance with the provisions hereof. If any provision of this Agreement is determined by an arbitrator or court of competent jurisdiction to be unenforceable, such provision shall be automatically reformed and construed so as to be valid, operative and enforceable to the maximum extent permitted by law or equity while preserving its original intent. The invalidity of any part of this Agreement shall not render invalid the remainder of this Agreement. The Executive's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof. Each party to this Agreement represents, agrees, and warrants that it will perform all other acts and execute and deliver all other documents that may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement. This Agreement constitutes the entire agreement between the parties regarding the specific subject matter contained herein and supersedes all prior and contemporaneous undertakings and agreements of the parties, whether written or oral, except any provisions under an employment agreement between the Executive and the Company that are not specifically amended hereby, but only with respect to the specific subject matter herein.
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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first set forth above.


BARPOINT.COM, INC.            EXECUTIVE

By:                           By:

Name:                         Name:

Title:



                [SIGNATURE PAGE TO CHANGE IN CONTROL AGREEMENT]
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Note:  This form of agreement was entered into with the following executive officers:

Leigh Rothschild (Chairman),
John Macatee (CEO),
Jeff Sass (COO),
Michael Karmelin (CFO),